FRI98-2

Fingerhut Receivables, Inc.		Fingerhut Master Trust			Monthly Report
Securityholder's Statement		Series 1998-2			Sep-2001
	Class A	Class B	CTO	Class D	Total
(i) Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
(ii) Security Principal Distributed	0.00	0.00	0.00		0.00
(iii) Security Interest Distributed	1,752,187.50	277,412.80	211,791.03		2,241,391.33

Security Principal Distributed per $1,000	0.0000000	0.0000000	0.0000000
Security Interest Distributed per $1,000	5.1916667	5.4250000	3.4513889
(iv) Principal Collections	17,131,234.24	2,595,623.10	3,114,788.32	3,114,788.32	25,956,433.98
(v) Finance Collections	13,386,887.84	2,028,301.91	2,433,994.03	2,433,994.03	20,283,177.81
Recoveries	949,103.88	143,802.60	172,565.36	172,565.36	1,438,037.20
Defeasance Funding Acct Earnings	0.00	0.00	0.00	0.00	0.00
Total Finance Collections	14,335,991.72	2,172,104.51	2,606,559.39	2,606,559.39	21,721,215.01
Total Collections	31,467,225.96	4,767,727.61	5,721,347.71	5,721,347.71	47,677,648.99
(vi) Total Receivables in Trust					1,440,461,016.18
Aggregate Amount of Principal Receivables					1,201,525,949.69
Invested Amount (End of Month)	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
Floating Allocation Percentage	28.0892810%	4.2559214%	5.1071723%	5.1071723%	42.5595469%
Fixed/Floating Allocation Percentage	28.0892810%	4.2559214%	5.1071723%	5.1071723%	42.5595469%
Invested Amount (Beginning of Month)	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
Average Daily Invested Amount					511,364,000.00
(vii) Receivable Delinquencies
Current				78.76%	1,140,422,047.27
30 Days to 59 Days				5.66%	81,985,824.77
60 Days to 89 Days				4.28%	61,935,890.69
90 Days and Over				11.30%	163,656,084.33
Total Receivables				100.00%	1,447,999,847.06
(viii) Aggregate Investor Default Amount					14,359,426.42
As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					29.28%
(ix) Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x) Servicing Fee	647,260.27	98,069.05	117,684.38	117,684.38	980,698.08

(xii) Unreimbursed Redirected Principal Collections		0.000000	0.000000	0.000000	0.000000
(xiii) Excess Funding Account Balance					0.00
(xiv) CTO Trigger Event Occurrence					None
CTO Reserve Amount					N/A
(xv) Number of New Accounts Added to the Trust					57,140
(xvi) Revolving Receivables Reserve Account Balance					$ 5,023,000.00
(xvii) Defeasance Funding Account Balance					0.00
Average Net Portfolio Yield					15.02%
Minimum Base Rate					8.02%

Last Updated on 10/15/01
By Carol Bruser